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                                                                 Exhibit 23.1

                           CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed on or about September 30, 1998) pertaining to the Consulting Agreement of Harvey Productions, Inc., of our report dated March 10, 1998 with the consolidated financial statements of SBB, Inc. included in the Annual Report on Form 10KSB for the year ended December 31, 1997.


s/s Crouch Bierwolf & Chisholm
September 9, 1998